Exhibit 99.1

Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements of Hamptons Luxury Homes, Inc. (“HLH") have been prepared to indicate how the financial statements of HLH might have looked if the Merger with Telemark, Inc. and transactions related to that Merger had occurred as of the beginning of the period presented.

The acquisition of Telemark, Inc. by HLH has been accounted for as a merger of two entities under common control for financial accounting purposes.  U.S. GAAP, or in this case SFAS No. 141, requires the use of the pooling of interest consolidation method for mergers of companies under common control. Accordingly, in 2006, we will account for the effects of the merger using the pooling of interest consolidation method. Under that method, the assets, liabilities and shareholders’ equity items of the entities under reorganization are booked in the combined entity based on their carrying amounts, without recognizing any new positive or negative goodwill. In addition, for comparative purposes, we will be required to show the financial statements of all periods presented, including those with respect to periods prior to the merger, as if the merger had occurred at the beginning of the first period presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of HLH and Telemark. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Merger been in effect during the period presented, or of financial condition or results of operations that may be reported in the future.

The pro forma condensed financial statements have been adjusted to reflect the spinoff of three inactive Telemark subsidiaries concurrent with the Merger. In addition, all significant inter-company accounts and transactions between Telemark and HLH have been eliminated in consolidation. Approximately 80% of Telemark’s revenues are derived from one customer and approximately 91% of Telemark’s accounts receivable are derived from the same customer for the year ended December 31, 2005. Substantially all of Telemark’s business activities are with customers located within the New York metropolitan area.

TELEMARK, INC. AND SUBSIDIARIES

CONTENTS
Page
Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets at December 31, 2005 and 2004	2

Consolidated Statement of Income for the Years Ended December 31, 2005 and 2004	3

Consolidated Statement of Stockholders’ Equity for the Years Ended December 31, 2005 and 2004	4

Consolidated Statement of Cash Flows for the Years Ended December 31, 2005 and 2004	5

Notes to Consolidated Financial Statements	6-10

To The Stockholders
Telemark, Inc. and Affiliates
Bridgehampton, New York

We have audited the accompanying consolidated balance sheets of Telemark, Inc. at December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the combined financial position of Telemark, Inc. and subsidiaries at December 31, 2005 and 2004, and the results of its operations and cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Most & Company, LLP
Most & Company, LLP
New York, NY
April 4, 2006

TELEMARK, INC. AND AFFILIATES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash	$384,921	$380,296
Contract receivables	364,962	759,621
Due from affiliated companies	66,437	-
Inventory	28,232	28,232
Total Current Assets	844,552	1,168,149

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $662,006 and 704,775	317,805	344,302

OTHER ASSETS	1,500	1,500
INVESTMENTS IN AND ADVANCES TO JOINT VENTURE	8,766	-
ADVANCES TO STOCKHOLDERS	200,000	294,550
DEFERRED FINANCING COSTS, net of accumulated amortization of $11,191 and $5,996	24,782	29,977
	235,048	326,027

	$1,397,405	$1,838,478

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Note payable - customer	$-	$200,000
Dividend payable	300,000	-
Accounts payable	422,306	619,708
Accrued expenses and other current liabilities	29,865	1,116,226
Current maturities of mortgage payable	38,966	36,233
Total Current Liabilities	791,137	1,972,167

MORTGAGE PAYABLE, less current maturities	564,012	602,979
Total Liabilities	1,355,149	2,675,779

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; authorized, issued and outstanding: 200 shares	200	200
Retained earning (Accumulated deficit)	42,056	(736,868)

Total Stockholders equity (deficit)	42,256	(736,668)
	$1,397,405	$1,838,478

See notes to consolidated financial statements

TELEMARK, INC. AND AFFILIATES
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2005	2004
CONTRACT REVENUES	$8,146,479	$4,156,207

CONTRACT COSTS	5,503,823	2,637,892

GROSS PROFIT	2,642,656	1,518,315

GENERAL AND ADMINISTRATIVE EXPENSES	916,721	408,742

INCOME FROM OPERATIONS	1,725,935	1,109,573

OTHER INCOME (EXPENSE):
Interest Income	5,916	-
Equity in loss from investment in joint venture	(20,369)	-
Interest expense	(49,558)	(68,647)

Total other expense	(64,011)	(68,647)

NET INCOME	$1,661,924	$1,040,926

Basic and diluted income per share	$8,309.62	$5,204.63

Basic and diluted weighted average number of common shares outstanding	200	200

See notes to consolidated financial statements

TELEMARK, INC. AND AFFILIATES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2005

	Common Stock
	Shares	Amount	Retained Earnings	Total
Balance December 31, 2003	200	$200	$(1,337,616)	$(1,337,416)

Dividends	-	-	(440,178)	(440,178)

Net Income for the year	-	-	1,040,926	1,040,926

December 31, 2004	200	200	(736,868)	(736,668)

Dividends	-	-	(883,000)	(883,000)

Net Income for the year	-	-	1,661,924	1,661,924

December 31, 2005	200	$200	$42,056	$42,256

See notes to consolidated financial statements

TELEMARK, INC. AND AFFILIATES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,661,924	$1,040,926
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of fixed asset	(3,610)
Depreciation and amortization	20,802	42,897
Equity in loss from investment in joint venture	20,369
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	394,659	(666,152)
Decrease in accounts payable	(197,402)	(182,052)
Increase (decrease) in accrued expenses	(1,086,361)	622,283
Net Cash Provided by Operating Activities	810,381	857,902

CASH FLOWS FROM INVESTING ACTIVITIES
Repayments of advances to affiliates	-	42,100
Investment in joint venture	(29,135)	-
Advances to affiliate companies	(66,437)	-
Proceeds from sale of fixed assets	14,500	-
Cash surrender value of life insurance	-	24,287
Advances to stockholders	94,550	-
Repayments of advances to stockholders	-	18,200
Net Cash Provided by (Used In) Investing Activities	13,478	84,587

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of note payable - bank	(36,234)	(51,948)
Repayments of note payable - customer	(200,000)	-
Repayments of advances from affiliates	-	(84,548)
Distributions to stockholders	(583,000)	(440,178)
Net Cash Used in Investing Activities	(819,234)	(576,674)

INCREASE IN CASH	4,625	365,815

CASH AT BEGINNING OF YEAR	380,296	14,481
CASH AT END OF YEAR	$384,921	$380,296

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$49,558	$68,647
NON-CASH FINANCING ACTIVITIES:
Dividend payable	$300,000	$-

See notes to consolidated financial statements

TELEMARK, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Operations

Telemark, Inc. (Company) was incorporated in the state of New York on July 21, 2005. The Company manages the construction of and constructs residential homes, renovations homes, performs historical restorations, commercial construction and also builds luxury estate homes. Through it subsidiaries it provides ongoing property management, maintenance, and service, and sells building material and hardware. AWH produces custom cabinetry, furniture and trim.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Telemark, Inc. and its wholly owned subsidiaries, Telemark Construction Management, Inc., Telemark Millwork, Inc., Telemark Construction, Inc., Telemark Service and Maintenance, Inc. , and Bridgehampton Lumber Corp. . TCM, TCI, TMI and Bridgehampton are inactive companies. In 2005 the Company formed a joint venture partnership known as Architectural Woodwork of the Hamptons, LLC. in which it has a 50% ownership interest. All significant inter-company accounts and transactions have been eliminated in consolidation.

Revenue and Cost Recognition

Construction work is performed under cost-plus, time and material and fixed-price contracts. The Company undertakes these contracts and work is subcontracted to its subsidiaries and other trade contractors. The length of the Companies’ contracts varies but typically ranges from one to three years.

Revenues from fixed-price and cost-plus long-term construction contracts are recognized under the percentage of completion method. Under this method, progress towards completion is recognized according to the percentage of incurred costs to estimated total costs. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances.

Contract costs include all direct material labor costs, all other direct and indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of the inherent uncertainty in estimating the costs to complete on contracts in process, it is at least reasonably possible that the estimates used will change in the near term. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Inventory

Inventory, which consists of materials and supplies, is valued at the lower of cost or market with cost determined using the first-in, first out method.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation and amortization of property and equipment is provided utilizing straight-line and accelerated methods over the estimated useful lives of the respective assets as follows:

Computer equipment	3 to 5 years
Transportation equipment	5 years
Furniture and fixtures	5 to 7 years
Machinery and equipment	7 years
Building and building improvements	31.5 years

Deferred Mortgage Costs

Mortgage costs have been capitalized and are being amortized on a straight-line basis over the term of the mortgage.

Income Taxes

Generally, income taxes have not been provided because the stockholders have elected to have the Companies treated as S corporations for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. The subsidiaries have elected qualified subs subsidiary status (“QSSS”) for income taxation purposes under IRS Section 1361. In lieu of corporation income taxes, the shareholders of an S corporation and its QSSS’s are taxed on their proportionate share of the combined Companies’ taxable income.

The Company revoked its S election on January 1, 2006 and became a corporation.

Investment in Joint Ventures

The Company accounts for its investment in joint ventures on the equity method of accounting for investment. Investments in companies in which the company has 20% to 50% interest are carried at cost, adjusted for the company’s proportionate share of their undistributed earnings or losses.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Financial Instruments

The carrying amounts of financial instruments, including cash, contract receivables, inventory, note payable, mortgage payable, current maturities of long-term debt, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of their relatively short maturities.

Net Income Per Share

Basic and diluted net income per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of shares outstanding during the period.

Impact of New Accounting Standards

The Financial Accountings Standards Board has issued FASB Statement No. 154, "Accounting Changes and Error Corrections", which changes the requirements for the accounting for and reporting accounting changes and error corrections for both annual and interim financial statements, effective for 2006 financial statements. The Company has not determined the effect, if any, will be on Company's financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 - Concentration of Credit Risk

The Companies maintain balances in one financial institution. The balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. From time to time the Companies’ balances may exceed this limit. At December 31, 2005, uninsured cash balances were approximately $257,000. The Companies believe they are not exposed to any significant credit risk on cash.

Approximately 80% and 86% of the Companies’ revenues are derived from one customer and approximately 91% and 95% of the Companies’ receivables are derived from the same customer for the years ended December 31, 2005 and 2004, respectively. Substantially all of the Companies’ business activities are with customers located within the New York metropolitan area.

Note 4 - Related Party Transactions

The Companies’ transactions with related parties were as follows:

	2005	2004
Advances to stockholders	$200,000	$294,550

The advances to stockholders are unsecured, non-interest bearing and repayment is not anticipated within one year.

During 2005, the Company advanced to affiliates $66,437. The advances are unsecured, non-interest bearing, and were repaid in January 2006.

Included in accounts payable, is balance due to shareholders in the amount of $5,450. The advances are unsecured, non-interest bearing, and are expected to be paid within one year

Note 5 - Property and Equipment

Property and equipment at December 31, 2005 and 2004 was follows:

	2005	2004
Land	$87,187	$87,187
Building	370,545	370,545
Transportation equipment	72,834	143,370
Computer equipment	192,481	196,242
Furniture and fixtures	142,211	142,211
Machinery and equipment	64,802	64,964
Building improvements	38,561	38,561
	968,621	1,043,080
Less: Accumulated depreciation and amortization	650,816	698,778

	$317,805	$344,302

Depreciation and amortization expense related to property and equipment amounted to $20,639 and $42,897 for the years ended December 31, 2005 and 2004, respectively.

Note 6 - Equity in Joint Venture

On October 4, 2005, the Company entered into a joint venture partnership. The Company’s ownership and profit and loss percentage is 50%. The Company’s investment was $29,135 and the Company’s equity in the net loss of the joint venture for the period from October 4, 2005 (inception) through December 31, 2005 was $20,369 resulting in an investment in the joint venture of $8,766. The following is a summary of the balance sheet and income statement at December 31, 2005:

Cash	$3,262
Property and equipment, net	12,000

Total assets	$15,262

Current liabilities	18,455

Partners’ capital	(3,193)
$15,262

Revenue	$29,961
Expenses	70,738

Net Loss	$40,738

During the year ended December 31, 2005 the Company charged the joint venture $10,299 for management fees.

Note 7 - Note Payable Customer

The Company, pursuant to an agreement with a customer, borrowed $200,000 with interest at 3% per annum. The note was repaid in April 2005.

Note 8 - Mortgage Payable

            Mortgage payable at December 31, 2005 and 2004 was s follows:

	2005	2004
Mortgage payable - in monthly installments of $7,115, including interest of 7.95% per annum through May 2016, secured by related building with a net book value of $313,903 at December 31, 2005	$602,978	$639,212
Less: Current maturities	38,966	36,233
Mortgage payable long-term	$564,012	$602,979

Aggregate maturities of long-term debt are as follows:

Years Ending December 31:
2006	$38,966
2007	42,047
2008	45,514
2009	49,267
2010	53,330
Thereafter	334,888
$564,012